1995
MANAGEMENT
INCENTIVE
PLAN
- ------------------------------------------------------------------------------






















                                          [LOGO]
                                          United HealthCare Corporation/SM/

1995 MANAGEMENT INCENTIVE PLAN - A MESSAGE FROM BILL MCGUIRE
- ------------------------------------------------------------------------------

UHC is widely regarded as the managed care industry leader, and we are emulated by many other companies. 1995 will represent a time when our company will have to perform to higher levels of performance in order to maintain this leadership position. Overall, we continue to believe that our company will continue to provide tremendous opportunities for many years to come.

Our endeavors in 1995 and beyond will see us continuing to stress operational execution, excellence in service and thus domination of markets in which UHC's SBUs compete. Specific goals include continuing our strong financial performance, improving our responsiveness through improved organizational structures and processes, continuing our dominance in the Health Plan markets we compete in, continuing Specialty Company growth through new products and services, and finally, successful merger and acquisition activity. Particular focus on improvements in SG&A, medical cost trends and, overall the principles of appropriate health care is needed.

The information presented in this brochure describes UHC's 1995 Management Incentive Plan. Incentive programs and performance management are inherent to our corporate culture. We want our managers to strive for excellence and continuous improvement and to be rewarded for their performance. This plan offers you that opportunity.

Let's continue to strive for standards of excellence that will maintain our leadership position in the health care industry and ensure superior results.


/s/ William W. McGuire

William W. McGuire, M.D.
Chief Executive Officer, President and Chairman

                                                                       1995
                                                                 MANAGEMENT
                                                                  INCENTIVE
                                                                       PLAN

HOW DOES IT WORK?
- ---------------------------------------------------------------------------

Your management incentive award will depend on three major areas of performance:

1) The overall performance of UHC which will be based on performance against its strategic initiatives, deployment of capital and resources, market valuation, merger and acquisition activity, public image and recognition, as well as financial goals in the following categories: earnings, revenue, SG&A, medical loss ratio, growth and membership. The UHC company performance, by design, affects every manager's incentive to some degree.

2) The overall performance of your business unit, support unit or corporate division. If you're part of a UHC business unit, your goals will be developed jointly by your SBU leader, CEO or Specialty Company President and the person to whom he or she reports. If you're part of a UHC business support or corporate division, your goals will be established by the appropriate Vice President and the person to whom he or she reports.

3) Your individual performance which will be based on your overall performance in your position and against established goals and objectives.


DOES MY MANAGEMENT INCENTIVE OPPORTUNITY
DEPEND ON ALL THREE PERFORMANCE MEASURES?
- ---------------------------------------------------------------------------

Yes. All three performance measures are used to determine the incentive pool and incentive awards. We believe that our collective success must grow out of a synergy of effort. We won't have an opportunity to be successful unless we're all working together toward a common goal.

HOW ARE INCENTIVE PAYMENTS DETERMINED?
- -----------------------------------------------------------------------------

STEP 1 - ESTABLISHMENT OF TOTAL INCENTIVE POOL
- ----------------------------------------------

At the end of UHC's fiscal year, the Compensation and Stock Option Committee of the Board of Directors will determine overall UHC company performance and the total amount available in the company incentive pool. This determination is based on the overall performance of UHC as described earlier. The total company incentive pool represents UHC's total performance on its strategic initiatives, merger and acquisition activity, and the collective results of all UHC operations. It is not the average result of UHC operations but the overarching performance of the entire company.

The Compensation and Stock Option Committee approves an incentive pool amount based on an assessment ranging from 50% of total incentive targets to 200% of total incentive targets. No pool amount of less than 50% will be established.


STEP 2 - ESTABLISHMENT OF BUSINESS UNIT AND CORPORATE DIVISION POOLS
- --------------------------------------------------------------------

Following a determination of the total amount available in the UHC incentive pool, top management of UHC determines the performance of the business unit, SBU support areas and UHC corporate division as well as the incentive pool available to them based on the performance of the unit or division. Business support areas will be evaluated based on the primary business areas they support and their specific unit performance. The business unit, business support division or corporate division pool is established by creating a pool of available dollars from 50% of target to 200% of targets.


STEP 3 - ESTABLISHMENT OF INDIVIDUAL INCENTIVE PAYMENTS
- -------------------------------------------------------

Once business unit support divisions and UHC corporate division incentive pools are established, the respective Health Plan CEOs, Specialty Business CEOs/Presidents and Corporate Vice Presidents will determine individual incentive payments for their eligible managers. Health Plan CEOs, Corporate Vice Presidents or Specialty Business CEOs/Presidents' incentives are determined by the person to whom they report.

Individual incentive payments range from 50% of incentive target to 200% of incentive target. No incentive payments of less than 50% will be made. Employees on formal disciplinary action are not eligible for an incentive payment.

                                                                        1995
                                                                  MANAGEMENT
                                                                   INCENTIVE
                                                                        PLAN


WHO IS ELIGIBLE FOR A MANAGEMENT INCENTIVE?
- -----------------------------------------------------------------------------

The Vice President of Human Resources and Administrative Services will determine which employees are eligible for MIP taking into account the following general criteria:
   1.  Employees must be grade 12 or above.
   2.  The position manages staff.
   3. The position is responsible in an ongoing manner (not program or project) for managing department or division financial resources and/or budget.
   4. The position is directly accountable for key division or business unit objectives.


WHAT IS MY INCENTIVE TARGET?
- -----------------------------------------------------------------------------

Your incentive target is defined as a percent of your base earnings that you were paid during the current fiscal year. The incentive target percents are based on grade level and overall position responsibility.


WHAT IF I'M A MANAGER FOR ONLY PART OF THE YEAR?
- -----------------------------------------------------------------------------

If you are not a manager for the full year but hired or promoted during the year, your eligibility for management incentive participation will be prorated for the number of days you are a manager. Managers hired or promoted in the fourth quarter of 1995 are not eligible to participate in the 1995 plan. If you change positions during the year to a non-manager position, you are not eligible for a management incentive for that year.


WHAT HAPPENS IF I GET PROMOTED TO A POSITION THAT
CARRIES A HIGHER MANAGEMENT INCENTIVE POTENTIAL?
- -----------------------------------------------------------------------------

Any incentive paid to you would be based on a combination of your existing and new incentive targets. The targets would be weighted according to the number of days you held each position.


WHAT HAPPENS IF I AM ON LEAVE FOR PART OF THE YEAR?
- -----------------------------------------------------------------------------

No pay that you receive while on leave will be included as base earnings for purposes of calculating the management incentive payment.

HOW DO MANAGEMENT INCENTIVE PAYMENTS AFFECT MY 401(k) PLAN
AND ESOP CONTRIBUTIONS?
- -----------------------------------------------------------------------------

Management incentive payments are considered compensation under the 401(k) and Employee Stock Ownership (ESOP) Plans. Management incentive payments are not eligible for the Employee Stock Purchase Plan (ESPP).


WHEN ARE MANAGEMENT INCENTIVE PAYMENTS MADE?
- -----------------------------------------------------------------------------

Management Incentive Plan payments are generally made following the close of the corporate and operating unit books for the 1995 operating year which we generally anticipate to occur on or before April 1st of the following year.


WHAT IF I TERMINATE MY UHC EMPLOYMENT BEFORE MANAGEMENT
INCENTIVE PAYMENTS ARE MADE?
- -----------------------------------------------------------------------------

In order to be eligible for a management incentive payment, you must be an active employee at the time such payments are made.


HOW DO I FIND OUT WHAT MY MANAGEMENT INCENTIVE TARGET IS?
- -----------------------------------------------------------------------------

The person to whom you report will personally meet with you to present your management incentive targets and discuss corporate, business unit or corporate division goals, and collaborate with you on your individual goals.

If you have any questions about the Management Incentive Plan, contact your supervisor or the head of your operating unit.

THERE IS NO GUARANTEE THAT ANY MANAGEMENT INCENTIVE PLAN PAYOUTS WILL BE
MADE. THE RECEIPT OF MANAGEMENT INCENTIVE PLAN PAYOUTS IS CONTINGENT UPON MEETING ESTABLISHED PERFORMANCE MEASURES AND CRITERIA AND BEING AN ACTIVE EMPLOYEE ON THE DATE OF PAYMENT. UHC MAY DETERMINE THAT IT NEEDS TO AMEND, TERMINATE OR MODIFY THE TERMS OF THIS MANAGEMENT INCENTIVE PLAN AND IT RESERVES THE RIGHT TO DO SO AT ANY TIME WITHOUT NOTICE. ANY CHANGES MUST BE MADE
IN A WRITTEN AMENDMENT MADE SOLELY BY THE VICE-PRESIDENT OF HUMAN RESOURCES. UHC HAS THE SOLE, EXCLUSIVE AND BINDING DISCRETIONARY AUTHORITY IN INTERPRETING THE TERMS & CONDITIONS OF THIS MANAGEMENT INCENTIVE PLAN, IN MAKING LEGAL
AND FACTUAL DETERMINATIONS AND CONSTRUING AMBIGUOUS OR DISPUTED TERMS. UHC
MAY DELEGATE SUCH DISCRETION TO OTHER PERSONS OR ENTITIES AND SUCH DELEGATION MAY INCLUDE THE RIGHT TO REDELEGATE SUCH DISCRETIONARY AUTHORITY. IN ADDITION, NOTHING CONTAINED IN THIS MANAGEMENT INCENTIVE PLAN SHALL BE DEEMED TO CONFLICT WITH UHC'S RIGHT TO TERMINATE AT WILL AS SET FORTH IN THE EMPLOYEE HANDBOOK. THIS MANAGEMENT INCENTIVE PLAN IS NOT AND SHALL NOT BE DEEMED TO BE AN ENFORCEABLE CONTRACT OR AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF ERISA.

EXAMPLES
- -----------------------------------------------------------------------------

                   EXAMPLE 1 - BUSINESS UNIT MANAGER (E.G., HEALTH PLAN)
                   -----------------------------------------------------

STEP 1:            Overall Company Pool =    120% of targets
STEP 2:            Business Pool =           130% of targets for that business

                   6 eligible managers                  Incentive Targets
                   2 at 15% at   $50,000 Base Salary         $15,000
                   2 at 10% at   $45,000 Base Salary         $ 9,000
                   2 at 5% at    $38,000 Base Salary         $ 3,800
                   -------       -------------------         -------
                   Total Incentive Target equals             $27,800

POOL IS CALCULATED: 1 - 40 (Unit Pool) X $27,800 (Incentive Target) =
                    Incentive Pool of $39,000

STEP 3: Business Unit Senior Manager evaluates individual performance of each manager and determines incentive payments for each manager. Management incentive payments can range from 0%, or 50% to 200% of targets. The amount of the pool for this Senior Manager to distribute is $39,000; total payments cannot exceed the pool total.

- ------------------------------------------------------------------------------

                   EXAMPLE 2 - UHC CORPORATE DIVISION
                   (E.G., CORPORATE FINANCE - TREASURY DEPARTMENT)
                   -----------------------------------------------

STEP 1:            Company Pool =              100% of target
STEP 2:            Corporate Division Rating =  90% of target

                   6 eligible managers                  Incentive Targets
                   2 at 15% at   $50,000 Base Salary         $15,000
                   2 at 10% at   $45,000 Base Salary         $ 9,000
                   2 at 5% at    $38,000 Base Salary         $ 3,800
                   -------       -------------------         -------
                   Total Incentive Target equals             $27,800

POOL IS CALCULATED: .90 (Overall Rating) X $27,800 (Incentive Target) =
                    Incentive Pool of $26,000

STEP 3: Corporate Division Head evaluates individual performance of each manager and determines incentive payment for each manager. Management incentive payments can range from 0%, or 50% to 200% of targets. The amount of the pool for this Division Head is $26,000; total payments cannot exceed the pool total.

EXAMPLES
- -----------------------------------------------------------------------------

                   EXAMPLE 3 - BUSINESS SUPPORT UNIT MANAGER
                   -----------------------------------------
                   (E.G., HEALTH SERVICES)
                   -----------------------

STEP 1:            Company Pool =                            110%
STEP 2A:           Primary Business Units
                     Supported Average Pool (Health Plans) = 120%
STEP 2B:           Support Unit Pool =                       120%

                   4 eligible managers                  Incentive Targets
                   1 at 15% at   $60,000 Base Salary         $ 9,000
                   2 at 10% at   $45,000 Base Salary         $ 9,000
                   1 at 5% at    $40,000 Base Salary         $ 2,000
                   -------       -------------------         -------
                   Total Incentive Target equals             $20,000

POOL IS CALCULATED: 120% (Overall Rating) x $20,000 (Incentive Target) =
                    Incentive Pool of $24,000

STEP 3: Business Support Unit Senior Manager evaluates individual performance of each manager and determines incentive payments for each manager. Management incentive payments can range from 0%, or 50% to 200% of targets. The amount of the pool for this Senior Manager to distribute is $24,000; total payments cannot exceed the pool total.

M30053A  3/95